Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of September 11, 2013, is by and among ReneSola Ltd, a company with limited liability organized under the laws of the British Virgin Islands with its registered office located at the offices of Harneys Corporate Services Limited, Craigmuir Chambers, P.O. Box 71, Road Town, Tortola, British Virgin Islands and with its principal executive offices located at No. 8 Baoqun Road, Yaozhuang County, Jiashan Town, Zhejiang Province, the People’s Republic of China (the “Company”), and each of the investors who have delivered a separate signature page hereto (individually, a “Buyer” and collectively, the “Buyers”).

RECITALS

A.           The Company and Roth Capital Partners, LLC (the “Placement Agent”) desire to enter into a certain placement agent agreement (the “Placement Agent Agreement”), pursuant to which the Placement Agent will agree to act as the Company’s exclusive placement agent for the sale of an aggregate of 15,000,000 American Depositary Shares, each representing two (2) shares, no par value per share, of the Company (each a “Share” and each American Depositary Share, an “ADS”) together with warrants exercisable to initially purchase up to 10,500,000 additional Shares, in the form attached hereto as Exhibit A (the “Warrants”). These securities will be sold together as a bundle and will be referred to herein as the “Bundled Securities.” Each of the Bundled Securities consists of one ADS and a four-year Warrant to purchase 35% of an ADS at an exercise price of $6.04 per ADS or $3.02 per Share. The Bundled Securities will be purchased in minimum increments of ten (10) ADSs (such that each Warrant shall initially be exercisable to purchase up to seven (7) Shares for every ten (10) ADSs purchased).

B.           In connection with the execution of the Placement Agent Agreement, the Company and each Buyer desire to enter into this transaction to purchase the Securities pursuant to a currently effective (i) shelf registration statement of the Company on Form F-3, as amended (File No. 333-189650) (the “Shelf Registration Statement”) and (ii) a registration statement on Form F-6, as amended, which has registered not less than 52,000,000 ADSs issuable upon deposit of Shares (File No. 333-162257) (the “ADS Registration Statements,” and together with the Shelf Registration Statement, the “Registration Statements”).

C.           Each Buyer desires to subscribe and purchase, and the Company desires to sell the aggregate number of ADSs (the “Purchased ADSs”) and the aggregate number of Warrants (the “Purchased Warrants”; the Shares issuable upon exercise of the Warrants shall be referred to as the “Warrant Shares”) set forth on such Buyer’s respective signature page hereto. The Purchased ADSs and the ADSs representing the Warrant Shares may be evidenced by American Depositary Receipts (the “ADRs”) to be issued pursuant to the Deposit Agreement entered into among the Company, The Bank of New York Mellon, as depositary (the “Depositary”), and the owners and holders from time to time of the ADSs (the “Deposit Agreement”). The ADSs representing the Warrant Shares are collectively referred to herein as the “Warrant Share ADSs,” and the Purchased ADSs and the Warrant Share ADSs are collectively referred to herein as the “ADS Securities.” The Purchased Warrants, the Warrant Shares and the ADS Securities are collectively referred to herein as the “Securities.”

D.           The Company and each Buyer desire to enter into this Agreement upon the terms and conditions hereof.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Buyer hereby agree as follows:

1.            PURCHASE AND SALE OF PURCHASED ADSs AND WARRANTS.

(a)          Purchased ADSs and Warrants. Upon the terms and subject to the conditions in this Agreement, the Company shall issue or cause to be issued and sell to each Buyer, and each Buyer severally, but not jointly, shall subscribe for and purchase from the Company on the Closing Date (as defined below) the number of ADS Securities set forth on such Buyer’s signature page hereto.

(b)          Closing. The closing (the “Closing”) of the subscription and purchase of the Purchased ADSs and the Purchased Warrants by each of the Buyers shall occur at the offices of Morrison & Foerster LLP, Suite 3501-3502, Bund Center, No. 222, Yan An Road East, Shanghai 200002, P.R.C. The date and time of the Closing (the “Closing Date”) shall be 7:00 A.M. Pacific time, on the third (3rd) Business Day after the date hereof (or such earlier date as is mutually agreed to by the Company and each Buyer). As used herein “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in California, New York, the British Virgin Islands and the People’s Republic of China (the “PRC”) are authorized or required by law to remain closed.

(c)          Purchase Price. The aggregate purchase price for the Purchased ADSs and the Purchased Warrants to be purchased by each Buyer shall be the amount set forth on such Buyer’s signature page (the “Purchase Price”).

(d)          Payment of Purchase Price; Deliveries. On the Closing Date, as to each Buyer, (i) such Buyer shall pay the aggregate Purchase Price to the Company for the Purchased ADSs and the Purchased Warrants by wire transfer of immediately available funds to an account designated by the Company not less than two (2) business days prior to the Closing Date and (ii) the Company shall, as to each Buyer, deliver or cause to be delivered to the Placement Agent on behalf of such Buyer the ADSs to be purchased by such Buyer by authorizing the release of the ADSs to the Placement Agent’s clearing firm via DWAC delivery prior to the release of the federal funds wire to the Company for payment of such ADSs and by delivering physical warrant certificates evidencing the Purchased Warrants. Thereafter, the Placement Agent shall deliver, or cause to be delivered to each such Buyer, the Purchased ADSs and the Purchased Warrants to be purchased by such Buyer in accordance with the instructions provided by the Buyer on its executing broker’s account and the Placement Agent shall deliver, or cause to be delivered, to the Company, the aggregate purchase price for the Purchased ADSs and Purchased Warrants purchased by such Buyer, minus any applicable fees and disbursements (including the any commissions payable to the Placement Agent pursuant to the Placement Agent Agreement). The Company acknowledges and agrees that the settlement procedure described above is being provided to the Company as an accommodation solely upon the Company’s request.

2.           BUYER’S REPRESENTATIONS AND WARRANTIES.

Each Buyer, severally and not jointly, represents and warrants to the Company with respect to only itself that:

(a)          Organization; Authority. Such Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and the other Transaction Documents (as defined below) to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

(b)          Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered by or on behalf of such Buyer and (assuming due authorization, execution and delivery by the other parties hereto) constitutes a legal, valid and binding agreement of such Buyer enforceable against such Buyer in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c)          No Conflicts. The execution, delivery and performance by such Buyer of this Agreement and the other Transaction Documents and the consummation by such Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational or constitutional documents of such Buyer, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except, in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to consummate the transactions contemplated hereby and thereby.

(d)          Certain Trading Activities. Such Buyer has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Buyer, engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales (as defined below) involving the Company’s securities) during the period commencing as of the time that such Buyer was first contacted by the Placement Agent regarding the specific investment in the Company contemplated by this Agreement and ending immediately prior to the execution of this Agreement by such Buyer. “Short Sales” means (i) all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “1934 Act”) (but shall not be deemed to include the location and/or reservation of borrowable Shares or ADSs) and (ii) any other transaction that would have the effect, directly or indirectly, of establishing a “short position” with respect to the Shares or ADSs, including, without limitation, derivative transactions such as cash-settled total return swap and option transactions. As used herein, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity, any Governmental Entity or other self-regulatory organization or body, any other entity and a government or any department or agency thereof, and “Governmental Entity” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.

(e)          No Brokers and Finders. Other than the Placement Agent, such Buyer has not been contacted by any Person or is not a party to any agreement, arrangement or understanding pursuant to which, as a result of the transactions contemplated by this Agreement, any Person will have any valid right, interest or claim against or upon the Company or any of its Subsidiaries (as defined in the Placement Agent Agreement) for any commission, fee or other compensation.

(f)          Acknowledgment Regarding Buyer’s Purchase of Securities. Such Buyer is not (i) an “affiliate” (as such term is defined in Rule 144 promulgated under the United States Securities Act of 1933, as amended (the “1933 Act”) of the Company or any of its Subsidiaries or (ii) to its knowledge, a “beneficial owner” of the Company (as such term is defined in Rule 13d-3 under the 1934 Act.

(g)          Experience. (i) Such Buyer is knowledgeable, sophisticated and experienced in financial and business matters, in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Purchased ADSs and the Purchased Warrants, including, without limitation, investments in securities issued by the Company and comparable entities, and such Buyer has undertaken an independent analysis of the merits and the risks of an investment in the Purchased ADSs and the Purchased Warrants, based on such Buyer’s own financial circumstances; (ii) such Buyer has had the opportunity to request, receive, review and consider all information it deems relevant in making an informed decision to purchase the Purchased ADSs and the Purchased Warrants and to ask questions of, and receive answers from, the Company concerning such information; (iii) such Buyer has, in connection with its decision to purchase the number of the Purchased ADSs and the Purchased Warrants as set forth on such Buyer’s signature page hereto, relied solely upon all reports, schedules, forms, statements and other documents required to be filed by the Company with the United States Securities and Exchange Commission (the “SEC”) pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”), and the representations and warranties of the Company contained herein, and such Buyer has not relied on the Placement Agent in negotiating the terms of its investment in the Purchased ADSs and the Purchased Warrants and, in making a decision to purchase the Purchased ADSs and the Purchased Warrants, and such Buyer has not received or relied on any communication, investment advice or recommendation from the Placement Agent; (iv) such Buyer has had an opportunity to discuss this investment with representatives of the Company and ask questions of them, but has not relied on any communication or recommendation from any representative of the Company and (v) such Buyer is an institutional investor that is an “institutional accredited investor” (an “Accredited Investor”) within the meaning of Rule 501(a)(1), (2), (3) or (7) under the 1933 Act, as modified by the Dodd Frank Wall Street Reform and Consumer Protection Act (Pub. L. 111-203, H.R. 4173), and (vi) such Buyer is able to bear the economic is able to bear the economic risk of an investment in the Securities and has an adequate income independent of any income produced from an investment in the Securities and has sufficient net worth to sustain a loss of all of its investment in the Securities without economic hardship if such a loss should occur.

3.           REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each of the Buyers that each of the representations and warranties made by the Company in the Placement Agent Agreement under Sections 2, 3 and 4 thereof are true, correct, accurate, complete and not misleading as of the date of this Agreement and as of the Closing Date as if repeated on such day by reference to the facts and circumstances subsisting at that date and on the basis that any reference in the representations and warranties, whether express or implied, to the date of this Agreement is substituted by a reference to that date, except as otherwise indicated, and are incorporated herein by reference in its entirety. For purposes of this Section 3, (i) each reference to “Placement Agent,” as the case may be, shall be replaced, to the extent applicable, with the term “Buyer” as such term is defined herein, (ii) each reference to “Offered ADSs” shall be replaced with the term “Purchased ADSs” as such term is defined herein, (iii) each reference to “Offered Securities” shall be replace with the term “Securities” as such term is defined herein, (iv) each reference to “Offered Warrants” shall be replaced with the term “Purchased Warrants” as such term is defined herein and (v) terms used in or incorporated by reference in this Section 3 but not otherwise defined in this Agreement shall have the same meaning as given to them in the Placement Agent Agreement.

4.           COVENANTS.

Reference is made to Section 7 of the Placement Agent Agreement, which contains certain agreements and covenants made by the Company to the Placement Agent. The Company hereby covenants and agrees with each Buyer to do, take action, forego from taking action and otherwise perform and observe each and every such covenant in Section 7 of the Placement Agreement for the benefit of the Buyers as if all such covenants were set forth herein in their entirety. For purposes of this Section 4, (i) each reference to “Placement Agent,” as the case may be, shall be replaced, to the extent applicable, with the term “Buyer” as such term is defined herein, (ii) each reference to “Offered ADSs” shall be replaced with the term “Purchased ADSs” as such term is defined herein, (iii) each reference to “Offered Securities” shall be replace with the term “Securities” as such term is defined herein, (iv) each reference to “Offered Warrants” shall be replaced with the term “Purchased Warrants” as such term is defined herein and (v) terms used in or incorporated by reference in this Section 4 but not otherwise defined in this Agreement shall have the same meaning as given to them in the Placement Agent Agreement.

5.           REGISTER; TRANSFER AGENT INSTRUCTIONS; DEPOSITARY INSTRUCTIONS; LEGEND.

(a)          Register. The Company shall maintain at its registered office (or such other office or agency of the Company as it may designate by notice to each holder of the Securities), a register of holders for the Warrants in which the Company shall record the name and address of the Person in whose name the Warrants have been issued (including the name and address of each transferee) and the number of the Warrant Shares issuable upon exercise of the Warrants held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.

(b)          Registrar Service Provider Instructions. The Company shall issue irrevocable (unless revocation is required to comply with applicable laws) instructions to Capita Registrars Limited, the registrar service provider of the Company (the “Registrar Service Provider”), in the form previously provided to the Company (the “Irrevocable Registrar Service Provider Instructions”) to deposit shares with the principal London office of The Bank of New York Mellon, the custodian for the Depositary (or any successor custodian thereto, the “Custodian”), as applicable, for the Warrant Shares in such amounts as specified from time to time by each Buyer to the Company in connection upon the exercise of the Warrants. The Company represents and warrants that no instruction other than the Irrevocable Registrar Service Provider Instructions referred to in this Section 5(b) will be given by the Company to the Registrar Service Provider with respect to the Securities, and that the Securities shall otherwise be freely transferable on the books and records of the Company. If a Buyer effects a sale, assignment or transfer of the Warrant Shares (other than any sale, assignment or transfer of ADS Securities with respect thereto), the Company shall, to the extent permitted by applicable law, permit the transfer and shall promptly instruct the Registrar Service Provider to deposit shares with the Custodian as specified by such Buyer to effect such sale, transfer or assignment. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to each Buyer. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5(b), that each Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required. The Company shall use reasonably best efforts to cause its counsel to issue the legal opinion referred to in the Irrevocable Registrar Service Provider Instructions to the Registrar Service Provider to the extent reasonably required or requested by the Registrar Service Provider in connection with the transfer of the Warrant Shares. Any fees (with respect to the Registrar Service Provider, counsel to the Company or otherwise) associated with such deposit or the issuance of such opinion shall be borne by the Company.

(c)          Depositary Instructions. At or prior to the Closing the Company shall issue irrevocable instructions to the Depositary in the form previously provided to the Company (the “Irrevocable Depositary Instructions”) to execute and deliver ADRs or credit ADSs to the applicable balance accounts at DTC, as applicable, registered in the name of each Buyer or its respective nominee(s), for the ADS Securities in such amounts as specified from time to time by each Buyer to the Company. If a Buyer effects a sale, assignment or transfer of the ADS Securities, the Company shall, to the extent permitted by applicable law, permit the transfer and shall promptly instruct the Depositary to execute and deliver one or more ADRs or credit ADSs to the applicable balance accounts at DTC in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to each Buyer. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(c) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5(c), that each Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required. At or prior to the Closing, the Company shall use reasonable best efforts to cause its counsel to issue the legal opinion referred to in the Irrevocable Depositary Instructions to the Depositary to the extent required or requested by the Depositary. Any fees (with respect to the Depositary, counsel to the Company or otherwise) associated with the issuance of any ADSs or ADRs or the issuance of such opinion shall be borne by the Company.

(d)          Legends. Except as set forth in the Warrants, certificates and any other instruments evidencing the Securities shall not bear any restrictive or other legend.

(e)          Warrant Agreement. Notwithstanding any of the foregoing provisions of this Section 5, to the extent of any inconsistency between the terms hereof the terms of the Warrant Agreement, the terms of the Warrant Agreement shall prevail.

6.           ADDITIONAL CLOSING DELIVERIES OF THE COMPANY.

Each Buyer’s obligation to effect the closing of the transactions contemplated hereby shall be expressly conditioned upon satisfaction in full of each of the conditions to the obligations of the Placement Agent to effect the transactions contemplated by the Placement Agent Agreement as set forth in Section 8 thereof.

7.           TERMINATION.

In the event that the Closing shall not have occurred with respect to a Buyer within five (5) days after the date hereof, then such Buyer shall have the right to terminate its obligations under this Agreement with respect to itself at any time on or after the close of business on such date without liability of such Buyer to any other party; provided, however, (i) the right to terminate this Agreement under this Section 7 shall not be available to such Buyer if the failure of the transactions contemplated by this Agreement to have been consummated by such date is the result of such Buyer’s breach of this Agreement and (ii) the abandonment of the sale and purchase of the Purchased ADSs and Warrants shall be applicable only to such Buyer providing such written notice. Nothing contained in this Section 7 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

In addition, each Buyer shall have the right to terminate its respective obligations under this Agreement by giving notice to the Company as hereinafter specified at any time at or prior to the Closing Date, if in the discretion of such Buyer, (i) trading in the Company’s ADSs shall have been suspended by the SEC or the NYSE or trading in securities generally on the NASDAQ Global Market, NYSE or NYSE Amex shall have been suspended, (ii) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the NASDAQ Global Market, NYSE or NYSE Amex, by such exchange or by order of the SEC or any other governmental authority having jurisdiction, (iii) a banking moratorium shall have been declared by United States federal or state or the PRC authorities, (iv) there shall have occurred any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States or the PRC, any declaration by the United States or the PRC of a national emergency or war, any substantial change or development involving a prospective substantial change in United States or the PRC or other international political, financial or economic conditions or any other calamity or crisis, or (v) the Company suffers any loss by strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, or (vi) in the judgment of such Buyer, there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as a whole, whether or not arising in the ordinary course of business. Any such termination shall be without liability of any party to any other party except that the provisions of Section 8 (including, without limitation, Section 8(c)) hereof shall at all times be effective and shall survive such termination.

8.           MISCELLANEOUS.

(a)          Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The Company has appointed CT Corporation System, located at 111 Eighth Avenue, New York, New York 10011 (the “Authorized Agent”) as its authorized agent upon whom process may be served in any such legal suit, action or proceeding. Such appointment shall be irrevocable. The Authorized Agent has agreed to act as said agent for service of process and the Company agrees to take any and all action, including the filing of any and all documents and instruments and the payment of any further fees, which may be necessary to continue such appointment in full force and effect as aforesaid. The Company further agrees that service of process upon the Authorized Agent and written notice of said service to the Company shall be deemed in every respect effective service of process upon the Company in any such legal suit, action or proceeding. Nothing herein shall affect the right of the Placement Agent or any person controlling the Placement Agent to serve process in any other manner permitted by law. The provisions of this Section 8 are intended to be effective upon the execution of this Agreement without any further action by the Company and the introduction of a true copy of this Agreement into evidence shall be conclusive and final evidence as to such matters. The Company further agrees to take any and all actions as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven (7) years from the date of this Agreement. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY. The choice of the laws of the State of New York as the governing law of this Agreement and the Deposit Agreement is a valid choice of law and would be recognized and given effect to in any action brought before a court of competent jurisdiction in the British Virgin Islands, except for those laws (i) which such court considers to be procedural in nature, (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of the British Virgin Islands. The Company, any of its Subsidiaries, or any of their respective properties, assets or revenues does not have any right of immunity under the British Virgin Islands, the PRC or New York law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any British Virgin Islands, New York or United States federal court, from service of process, attachment upon or prior to judgment or attachment in aid of execution of judgment, or from execution of a judgment or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the Deposit Agreement; and, to the extent that the Company, any of its Subsidiaries, or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Company hereby waives such right to the extent permitted by law and hereby consents to such relief and enforcement as provided in this Agreement and the other Transaction Documents.

(b)          Disclosure of Transactions and Other Material Information. On or before 8:30 a.m., New York City time, on the date of this Agreement, the Company shall issue a press release and/or file a Current Report on Form 6-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching the material Transaction Documents (including, without limitation, this Agreement (and all schedules and exhibits to this Agreement), the "Public Announcement"). From and after the Public Announcement, no Buyer shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents, that is not disclosed in the Public Announcement. The Company shall not, and shall cause each of its subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide any Buyer with any material, nonpublic information regarding the Company or any of its subsidiaries from and after the Public Announcement without the express prior written consent of such Buyer. If a Buyer has, or believes it has, received any such material, nonpublic information regarding the Company or any of its subsidiaries from the Company, any of its subsidiaries or any of their respective officers, directors, affiliates or agents, it may provide the Company with written notice thereof. The Company shall, within two (2) Trading Days of receipt of such notice, make public disclosure of such material, nonpublic information. In the event of a breach of the foregoing covenant by the Company, any of its subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, a Buyer shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees or agents. No Buyer shall have any liability to the Company, its subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents for any such disclosure. To the extent that the Company delivers any material, non-public information to a Buyer without such Buyer's consent, the Company hereby covenants and agrees that such Buyer shall not have any duty of confidentiality with respect to, or a duty not to trade on the basis of, such material, non-public information.

(c)          Fees. The Company shall reimburse Hudson Bay Master Fund Ltd. (a Buyer) or its designee(s) (in addition to any other expense amounts paid to any Buyer or its counsel prior to the date of this Agreement) for all costs and expenses incurred in connection with the transactions contemplated by the Transaction Documents (including all legal fees and disbursements in connection therewith, documentation and implementation of the transactions contemplated by the Transaction Documents and due diligence in connection therewith), which amount may be withheld by such Buyer from its Purchase Price at the Closing to the extent not previously reimbursed by the Company. Notwithstanding the foregoing, in no event will the fees of counsel of Hudson Bay reimbursed by the Company pursuant to this Section 8(c) exceed $25,000 without the prior approval from the Company. The Company shall be responsible for the payment of any placement agent's fees, financial advisory fees, or broker's commissions (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby, including, without limitation, any fees or commissions payable to the Placement Agent. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorney's fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Buyers.

(d)          No Consideration. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration (other than the reimbursement of legal fees) also is offered to all of the parties to the Transaction Documents.

(e)          Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(f)          Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(g)          Severability; Usury. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s). Notwithstanding anything to the contrary contained in this Agreement or any other Transaction Document (and without implication that the following is required or applicable), it is the intention of the parties that in no event shall amounts and value paid by the Company and/or any of its Subsidiaries (as the case may be), or payable to or received by any of the Buyers, under the Transaction Documents (including without limitation, any amounts that would be characterized as “interest” under applicable law) exceed amounts permitted under any applicable law. Accordingly, if any obligation to pay, payment made to any Buyer, or collection by any Buyer pursuant the Transaction Documents is finally judicially determined to be contrary to any such applicable law, such obligation to pay, payment or collection shall be deemed to have been made by mutual mistake of such Buyer, the Company and its Subsidiaries and such amount shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by the applicable law. Such adjustment shall be effected, to the extent necessary, by reducing or refunding, at the option of such Buyer, the amount of interest or any other amounts which would constitute unlawful amounts required to be paid or actually paid to such Buyer under the Transaction Documents. For greater certainty, to the extent that any interest, charges, fees, expenses or other amounts required to be paid to or received by such Buyer under any of the Transaction Documents or related thereto are held to be within the meaning of “interest” or another applicable term to otherwise be violative of applicable law, such amounts shall be pro-rated over the period of time to which they relate.

(h)          Entire Agreement; Amendments. This Agreement, the other Transaction Documents and the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein supersede all other prior oral or written agreements between the Buyers, the Company, their affiliates and Persons acting on their behalf solely with respect to the matters contained herein and therein, and this Agreement, the other Transaction Documents, the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein contain the entire understanding of the parties solely with respect to the matters covered herein and therein; provided, however, nothing contained in this Agreement or any other Transaction Document shall (or shall be deemed to) (i) have any effect on any agreements any Buyer has entered into with the Company or any of its Subsidiaries prior to the date hereof with respect to any prior investment made by such Buyer in the Company or (ii) waive, alter, modify or amend in any respect any obligations of the Company or any of its Subsidiaries, or any rights of or benefits to any Buyer or any other Person, in any agreement entered into prior to the date hereof between or among the Company and/or any of its Subsidiaries and any Buyer and all such agreements shall continue in full force and effect. Except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. For clarification purposes, the Recitals are part of this Agreement. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and each of the Buyers. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, no Buyer has made any commitment or promise or has any other obligation to provide any financing to the Company, any of its Subsidiaries or otherwise. As a material inducement for each Buyer to enter into this Agreement, the Company expressly acknowledges and agrees that no due diligence or other investigation or inquiry conducted by a Buyer, any of its advisors or any of its representatives shall affect such Buyer’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s representations and warranties contained in this Agreement or any other Transaction Document. “Transaction Documents” means, collectively, this Agreement, the Placement Agent Agreement, the Warrants, the Irrevocable Registrar Service Provider Instructions, the Irrevocable Depositary Instructions and each of the other agreements and instruments entered into or delivered by any of the parties hereto in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.

(i)          Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) when sent, if sent by e-mail (provided that such sent e-mail is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s e-mail server that such e-mail could not be delivered to such recipient); or (iv) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

No. 8 Baoqun Road

Yaozhuang Town, Jiashan County

Zhejiang Province 314117

People’s Republic of China

Telephone: +86 (21) 6280-9180

Facsimile: +86 (21) 6280 5600

E-mail: henry.wang@renesola.com

Attention: Henry Wang

With a copy (for informational purposes only) to:

Kirkland & Ellis LLP

26th Floor, Gloucester Tower

The Landmark

15 Queen’s Road Central

Hong Kong

Telephone: + (852) 3761-3318

Facsimile: + (852) 3761-3301

E-mail: david.zhang@kirkland.com

  benjamin.su@kirkland.com

Attention: David T. Zhang, Esq. and Benjamin Su, Esq.

If to the Registrar Service Provider:

Capita Registrars Limited

The Registry

34 Beckenham Road

Beckenham

Kent

BR3 4TU

United Kingdom
Telephone: +44 (20) 8639 2474
Email: shand@capitaregistrars.com
Attention: Shaun Hand

If to a Buyer, to its address and facsimile number set forth on such Buyer’s signature page, with copies to such Buyer’s representatives as set forth therein,

with a copy (for informational purposes only) to:

Morrison & Foerster LLP

755 Page Mill Road

Palo Alto, CA 94304-1018

Telephone: +001 (650) 813-5600

Facsimile: +001 (650) 494-0792

E-mail: CForrester@mofo.com

Attention: Christopher M. Forrester, Esq.

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iv) above, respectively. A copy of the e-mail transmission containing the time, date and recipient e-mail address shall be rebuttable evidence of receipt by email in accordance with clause (iii) above.

(j)          Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any assignee of any of the Securities. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of each of the Buyers, including, without limitation, by way of a Fundamental Transaction (as defined in the Warrants) (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Warrants). Provided a Buyer provides the Company with prior written notice thereof, a Buyer may assign some or all of its rights hereunder in connection with any transfer of any of its Securities without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights.

(k)          No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, other than the Indemnitees referred to in Section 8(n).

(l)          Survival. The representations, warranties, agreements and covenants shall survive the Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(m)        Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(n)          Indemnification.

(i)          In consideration of each Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each holder of any Securities and all of their shareholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in any of the Transaction Documents, (b) any breach of any covenant, agreement or obligation of the Company contained in any of the Transaction Documents, or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company or any of its Subsidiaries) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of any of the Transaction Documents, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, or (iii) the status of such Buyer or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

(ii)         Promptly after receipt by an Indemnitee under this Section 8(n) of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Indemnitee shall, if a claim in respect thereof is to be made against the Company under this Section 8(n), deliver to the Company a written notice of the commencement thereof, and the Company shall have the right to participate in, and, to the extent the Company so desires, to assume control of the defense thereof with counsel mutually satisfactory to the Company and the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel with the reasonable fees and expenses of such counsel to be paid by the Company if: (i) the Company has agreed in writing to pay such fees and expenses; (ii) the Company shall have failed promptly to assume the defense of such Indemnified Liability and to employ counsel reasonably satisfactory to such Indemnitee in any such Indemnified Liability; or (iii) the named parties to any such Indemnified Liability (including any impleaded parties) include both such Indemnitee and the Company, and such Indemnitee shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnitee and the Company (in which case, if such Indemnitee notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, then the Company shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Company), provided further, that in the case of clause (iii) above the Company shall not be responsible for the reasonable fees and expenses of more than one (1) separate legal counsel for such Indemnitee. The Indemnitee shall reasonably cooperate with the Company in connection with any negotiation or defense of any such action or Indemnified Liability by the Company and shall furnish to the Company all information reasonably available to the Indemnitee which relates to such action or Indemnified Liability. The Company shall keep the Indemnitee reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. The Company shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the Company shall not unreasonably withhold, delay or condition its consent. The Company shall not, without the prior written consent of the Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such Indemnified Liability or litigation, and such settlement shall not include any admission as to fault on the part of the Indemnitee. Following indemnification as provided for hereunder, the Company shall be subrogated to all rights of the Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the Company within a reasonable time of the commencement of any such action shall not relieve the Company of any liability to the Indemnitee under this Section 8(n), except to the extent that the Company is materially and adversely prejudiced in its ability to defend such action.

(iii)        The indemnification required by this Section 8(n) shall be made by periodic payments of the amounts thereof during the course of the investigation or defense, as and when bills are received or Indemnified Liabilities are incurred.

(iv)        The indemnity agreement contained herein shall be in addition to (A) any cause of action or similar right of the Indemnitee against the Company or others, and (B) any liabilities the Company may be subject to pursuant to the law.

(o)          Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty. Each and every reference to share prices, Shares, ADSs and any other numbers in this Agreement that relate to the Shares or ADSs shall be automatically adjusted for share splits, share dividends, share combinations, recapitalizations and other similar transactions that occur with respect to the Shares or ADSs, as applicable, after the date of this Agreement.

(p)          Remedies. Each Buyer and each holder of any Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyers. The Company therefore agrees that the Buyers shall be entitled to seek specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security.

(q)          Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Buyer exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant right, election or demand in whole or in part without prejudice to its future actions and rights.

(r)          Payment Set Aside; Currency. To the extent that the Company makes a payment or payments to any Buyer hereunder or pursuant to any of the other Transaction Documents or any of the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration of the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred. Unless otherwise expressly indicated, all dollar amounts referred to in this Agreement and the other Transaction Documents are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Agreement and all other Transaction Documents shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Agreement, the U.S. Dollar exchange rate as published in the H.10 statistical release of the Federal Reserve Board on the relevant date of calculation.

(s)          Judgment Currency.

(i)          If for the purpose of obtaining or enforcing judgment against the Company in connection with this Agreement or any other Transaction Document in any court in any jurisdiction it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 8(s) referred to as the “Judgment Currency”) an amount due in U.S. Dollars under this Agreement, the conversion shall be made at the Exchange Rate prevailing on the Trading Day immediately preceding:

(1)         the date of actual payment of the amount due, in the case of any proceeding in the courts of New York or in the courts of any other jurisdiction that will give effect to such conversion being made on such date; or

(2)         the date on which the foreign court determines, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 8(s)(i)(2) being hereinafter referred to as the “Judgment Conversion Date”).

For purposes of this Agreement, “Trading Day” means any day on which the ADSs are traded on the New York Stock Exchange, or, if such market is not the principal trading market for the ADSs, then on the principal securities exchange or securities market on which the ADSs are then traded, provided that “Trading Day” shall not include any day on which the ADSs are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the ADSs are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00 p.m., New York time.

(ii)         If in the case of any proceeding in the court of any jurisdiction referred to in Section 8(s)(i)(2) above, there is a change in the Exchange Rate prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the applicable party shall pay such adjusted amount as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the Exchange Rate prevailing on the date of payment, will produce the amount of U.S. Dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the Exchange Rate prevailing on the Judgment Conversion Date.

(iii)        Any amount due from the Company under this provision shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Agreement.

(t)          Independent Nature of Buyers’ Obligations and Rights. The obligations of each Buyer under the Transaction Documents are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers’, and the Company acknowledges that the Buyers do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Buyers are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by the Transaction Documents or any matters, and the Company acknowledges that the Buyers are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or the transactions contemplated by the Transaction Documents. The decision of each Buyer to purchase the Securities pursuant to the Transaction Documents has been made by such Buyer independently of any other Buyer. Each Buyer acknowledges that no other Buyer has acted as agent for such Buyer in connection with such Buyer making its investment hereunder and that no other Buyer will be acting as agent of such Buyer in connection with monitoring such Buyer’s investment in the Securities or enforcing its rights under the Transaction Documents. The Company and each Buyer confirm that each Buyer has independently participated with the Company in the negotiations of the transactions contemplated hereby with the advice of its own counsel and advisors. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose. The use of a single agreement to effectuate the purchase and sale of the Securities contemplated hereby was solely in the control of the Company, not the action or decision of any Buyer, and was done solely for the convenience of the Company and not because it was required or requested to do so by any Buyer. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and each Buyer, solely, and not between the Company and the Buyers collectively and not between and among the Buyers.

(u)          Taxes.

(i)          Without limiting any other provision of this Agreement, any and all payments by the Company in the Transaction Documents shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto (collectively referred to as “Taxes”) unless the Company is required to withhold or deduct any amounts for, or on account of Taxes pursuant to any applicable law. If the Company shall be required to deduct any Taxes from or in respect of any sum payable under any of the Transaction Documents to any Buyer, (i) the sum payable shall be increased by the net amount (taking into account any tax credits or other tax benefits available to such Buyer) by which the sum payable would otherwise have to be increased (the “make-whole amount”) to ensure that after making all required deductions (including deductions applicable to the make-whole amount and all tax credits or other tax benefits available to such Buyer) such Buyer would receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions and (iii) the Company shall pay the full amount withheld or deducted to the relevant governmental authority within the time required. Upon the request of the Company, such Buyer shall provide the Company with such duly completed and executed forms or certificates prescribed by law or treaty as a basis for claiming an exemption from, or a reduction of, any Taxes imposed on payments made under the Transaction Documents.

(ii)         In addition, the Company agrees to pay to the relevant governmental authority in accordance with applicable law any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or in connection with the execution, delivery, registration or performance of, or otherwise with respect to, this Agreement (“Other Taxes”).

(iii)        The Company shall deliver to each Buyer official receipts, if any, in respect of any Taxes and Other Taxes payable hereunder promptly after payment of such Taxes and Other Taxes or other evidence of payment reasonably acceptable to each such Buyer.

(iv)        If the Company fails to pay any amounts in accordance with this Section 8(u), the Company shall indemnify each Buyer within ten (10) calendar days after written demand therefor, for the full amount of any Taxes or Other Taxes, plus any related interest or penalties, that are paid by the applicable Buyer to the relevant governmental authority as a result of such failure.

(v)         The obligations of the Company under this Section 8(u) shall survive the termination of this Agreement and the payment of all amounts payable hereunder.

(v)         Most Favored Nation. The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof that none of the terms offered to any other Person (including, without limitation, any Buyer) with respect to Bundled Securities is or will be more favorable than the terms offered to the Buyers hereunder (other than as expressly contemplated hereby) and in the event of any breach of this provision, this Agreement shall be, without any further action by any Buyer, the Placement Agent or the Company, deemed amended and modified in an economically and legally equivalent manner such that each and every Buyer shall receive the benefit of such more favorable terms.

[Signature pages follow]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:

Renesola ltd

By:
Name:
Title

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

BUYER:

By:
Name:
Title:
Address:

With a copy to:

_________ Purchased ADSs

_________ Purchased Warrants

Aggregate Purchase Price: $__________

[Signature Page to Securities Purchase Agreement]